As filed with the Securities and Exchange Commission on January 13, 2016.
Registration No. 333-207291

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

POST-EFFECTIVE AMENDMENT NO. 1
TO THE
FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_____________

Northfield Bancorp, Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	6035 (Primary Standard Industrial Classification Code Number)	80-0882592 (I.R.S. Employer Identification Number)
581 Main Street Woodbridge, New Jersey 07095 (732) 499-7200 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John W. Alexander
Chairman and Chief Executive Officer
581 Main Street
Woodbridge, New Jersey 07095
(732) 499-7200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Ned Quint, Esq. Scott Brown, Esq. Eric Luse, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, DC 20015 (202) 274-2000 Facsimile: (202) 362-2902

Approximate date of commencement of proposed sale to the public:  The merger of Hopewell Valley Community Bank with and into Northfield Bank, a wholly-owned subsidiary of Northfield Bancorp, Inc., was consummated on January 8, 2016 (the “Merger”).  Northfield Bancorp, Inc. is hereby amending this Registration Statement to deregister 180,686 shares of common stock, par value $0.01 per share, which were issuable to the shareholders of Northfield Bancorp, Inc. in connection with the Merger.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-207291) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SECURITIES

In accordance with the undertaking of Northfield Bancorp, Inc. (“Northfield Bancorp”) set forth in the registration statement on Form S-4 (File No. 333-207291), declared effective on November 3, 2015, Northfield Bancorp is filing this Post-Effective Amendment No. 1 to deregister 180,686 shares of its common stock, par value $0.01 per share, previously registered under the Securities Act of 1933.

Pursuant to the registration statement on Form S-4, 2,888,067 shares of common stock were registered to be issued to the shareholders of Hopewell Valley Community Bank in connection with the merger of Hopewell Valley Community Bank with and into Northfield Bank, a wholly-owned subsidiary of Northfield Bancorp.  Upon the consummation of the merger, Northfield Bancorp issued 2,707,381 shares of common stock to the shareholders of Hopewell Valley Community Bank.  Therefore, in accordance with the undertaking mentioned above, Northfield Bancorp hereby deregisters the remaining 180,686 shares of Northfield Bancorp common stock previously registered pursuant to the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New Jersey in the Township of Woodbridge, on this 13th day of January, 2016.

NORTHFIELD BANCORP, INC.

By:   /s/ John W. Alexander
John W. Alexander
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ John W. Alexander
John W. Alexander	Chairman and Chief Executive Officer (Principal Executive Officer)	January 13, 2016
/s/ William R. Jacobs
William R. Jacobs	Chief Financial Officer (Principal Financial and Accounting Officer)	January 13, 2016
*
John R. Bowen	Director
*
Annette Catino	Director
*
Gil Chapman	Director

John P. Connors, Jr.	Director
*
John J. DePierro	Director
*
Timothy C. Harrison	Director
*
Karen J. Kessler	Director
*
Steven M. Klein	Director
*
Susan Lamberti	Director
*
Frank P. Patafio	Director
*
Patrick E. Scura, Jr.	Director

*	Pursuant to the Power of Attorney filed as Exhibit 24.0 to the Registrant’s Registration Statement on Form S-4, filed on October 30, 2015

/s/ John W. Alexander	January 13, 2016
John W. Alexander
Attorney-in-Fact